UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8—K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 10, 2016

ZYNERBA PHARMACEUTICALS, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	001-37526	26-0389433
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

80 W. Lancaster Avenue, Suite 300

Devon, PA 19333

(Address of Principal Executive Offices)

(484) 581-7505

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8—K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a—12 under the Exchange Act (17 CFR 240.14a—12)

☐	Pre—commencement communications pursuant to Rule 14d—2(b) under the Exchange Act (17 CFR 240.14d—2(b))

☐	Pre—commencement communications pursuant to Rule 13e—4(c) under the Exchange Act (17 CFR 240.13e—4(c))

Item 2.02                                           Results of Operations and Financial Condition

On August 11, 2016, Zynerba Pharmaceuticals, Inc. (the “Company”) issued a press release announcing its financial results and operational highlights for the three and six months ended June 30, 2016.  A copy of this press release (the “Press Release”) is furnished as Exhibit 99.1 hereto.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)                                 Separation Agreement with Richard A. Baron

On August 11, 2016, the Company announced that Richard A. Baron, who has been Chief Financial Officer and Treasurer since January 2015, will be voluntarily terminating his employment with the Company, effective September 12, 2016. In connection with Mr. Baron’s termination, the Company entered into a Separation Agreement (the “Separation Agreement”) with Mr. Baron dated August 10, 2016.  Under the terms of the Separation Agreement and subject to Mr. Baron executing and not revoking a general release of claims, Mr. Baron will receive (a) the pro-rata portion of his target cash bonus, which shall be payable at the same time the executive officers of the Company receive their annual incentive compensation awards for 2016, less applicable withholding; and (b) extension of the period of time that Mr. Baron may exercise all of his outstanding vested stock options until June 30, 2017.

The description of the Separation Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Separation Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ending September 30, 2016.

(c)                                  Appointment of James E. Fickenscher

On August 11, 2016, the Company announced that the Board of Directors (the “Board”) of the Company appointed James E. Fickenscher, age 52, as the Company’s Chief Financial Officer, Vice President Corporate Development, effective September 13, 2016 (the “Effective Date”). In connection with Mr. Fickenscher’s appointment, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Fickenscher, effective as of the Effective Date.

Under the Employment Agreement, Mr. Fickenscher will receive an annual base salary of $364,000, subject to annual review by the Compensation Committee (the “Compensation Committee”) of the Board and is eligible to participate in the Company’s incentive compensation plans in amounts and percentages as determined by the Board or the Compensation Committee, with a target cash bonus of 40% of his annual base salary (which bonus for 2016 will not be prorated). Mr. Fickenscher also is eligible to participate in the Company’s benefits programs, including equity incentive plans.

Pursuant to the Employment Agreement, if Mr. Fickenscher’s employment is terminated by the Company without “cause” (as defined in the Employment Agreement), or if Mr. Fickenscher resigns for “good reason” (as defined in the Employment Agreement), then he will be entitled to receive (i) his base salary for a period of 12 months; (ii) individual and group health benefits for a period of 12 months; and (iii) vesting of outstanding equity-based awards for a period of 12 months. If Mr. Fickenscher’s employment is terminated by the Company without cause or if Mr. Fickenscher resigns for good reason, in either case upon or within 12 months following a “change in control” (as defined in the Employment Agreement), in addition to the severance benefits described above, Mr. Fickenscher will be entitled to: (i) full acceleration of all outstanding unvested equity-based awards, with such equity-based awards remaining exercisable until the earlier of 3 years from the termination date, or the expiration date of such equity-based award; and (ii) payment of the target cash bonus for the year in which the termination occurs.  All severance benefits payable under the Employment Agreement will be conditioned on Mr. Fickenscher’s execution of a release of claims against the Company. The Employment Agreement also contains standard confidentiality and assignment of inventions provisions and post-employment non-compete provisions for 12 months.

Additionally, the Board approved a grant to Mr. Fickenscher, effective on the Effective Date, of an option to purchase 150,000 shares (the “Option”) of the Company’s common stock as an inducement material to his acceptance of employment with the Company in accordance with NASDAQ Listing Rule 5635(c)(4). The Option will vest 25% on the first anniversary of the grant date, with the remainder vesting over twelve equal quarterly installments thereafter. The Option will remain exercisable for a period of 12 months following Mr. Fickenscher’s death or termination of employment due to total disability (as defined in the Employment Agreement).

Mr. Fickenscher currently serves as the Senior Vice President, Chief Financial Officer of Antares Pharma, Inc., a specialty pharmaceutical company, a position he has held since November 2014. Previously, Mr. Fickenscher served as Chief Financial Officer of Auxilium Pharmaceuticals, Inc., a specialty biopharmaceutical company, from May 2005 until August 2014. From January 2000 until April 2004, Mr. Fickenscher served as Senior Vice President, Chief Financial Officer of Aventis Behring L.L.C., a wholly owned subsidiary of Aventis, predecessor to Sanofi S.A. Mr. Fickenscher joined Aventis Behring L.L.C. in 1995 as Vice President, Business Development and Strategic Planning and, from that time until 2000, also held the positions of General Manager, Japan and Vice President & General Manager, Hemophilia Business Unit. Throughout his tenure at Aventis Behring L.L.C., he was also responsible for strategic planning. Prior to Aventis Behring L.L.C., Mr. Fickenscher worked at Rhone-Poulenc Rorer, predecessor to Sanofi S.A., in its Collegeville, PA and Paris, France offices and at Deloitte & Touche LLP. Mr. Fickenscher received his B.S. at Bloomsburg University of Pennsylvania. He is a member of the American Institute of Certified Public Accountants.

There are no family relationships between Mr. Fickenscher and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The description of the Employment Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ending September 30, 2016.

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document

99.1	Press Release, dated August 11, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2016

ZYNERBA PHARMACEUTICALS, INC.

By:	/s/ Suzanne Hanlon
Name: Suzanne Hanlon
Title: Secretary, General Counsel and Vice President, Human Resources

EXHIBIT INDEX

Exhibit No.	Document

99.1	Press Release, dated August 11, 2016.